

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000857264
<NAME>                        KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                 9-MOS
<FISCAL-YEAR-END>             DEC-31-1999
<PERIOD-END>                  SEP-30-1999
<CASH>                          6,603,696
<SECURITIES>                  134,389,793<F1>
<RECEIVABLES>                     868,179
<ALLOWANCES>                            0
<INVENTORY>                             0
<CURRENT-ASSETS>                3,473,815<F2>
<PP&E>                                  0
<DEPRECIATION>                          0
<TOTAL-ASSETS>                145,335,483
<CURRENT-LIABILITIES>           4,100,200<F3>
<BONDS>                                 0
<PREFERRED-MANDATORY>                   0
<PREFERRED>                             0
<COMMON>                      140,731,258
<OTHER-SE>                        504,025<F4>
<TOTAL-LIABILITY-AND-EQUITY>  145,335,483
<SALES>                                 0
<TOTAL-REVENUES>               12,902,624<F5>
<CGS>                                   0
<TOTAL-COSTS>                           0
<OTHER-EXPENSES>                2,667,485<F6>
<LOSS-PROVISION>                        0
<INTEREST-EXPENSE>                      0
<INCOME-PRETAX>                10,235,139
<INCOME-TAX>                            0
<INCOME-CONTINUING>            10,235,139
<DISCONTINUED>                          0
<EXTRAORDINARY>                         0
<CHANGES>                               0
<NET-INCOME>                   10,235,139
<EPS-BASIC>                           0
<EPS-DILUTED>                           0

<F1> Includes  Participating  Insured Mortgage  Investments  ("PIMIs") (insured mortgages of $60,219,084 and Additional Loans of $8,399,262), Participating Insured Mortgages ("PIMs") of $47,436,190 and
     Mortgage-backed  Securities (MBS)of $18,335,257.

<F2> Includes  prepaid  acquisition  fees and  expenses  of  $9,570,796  net of accumulated amortization of $7,139,099 and prepaid participation servicing fees of $3,190,184 net of accumulated amortization of $2,148,066.

<F3>     Includes deferred income on Additional Loans of $4,025,450.

<F4>     Unrealized gain on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $1,385,349 of amortization of prepaid fees and expenses.

